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                                  Exhibit 10.2

                         WALLACE COMPUTER SERVICES, INC.
                       PROFIT SHARING AND RETIREMENT FUND
                                AMENDMENT NO.  39

     This Amendatory Agreement adopted as of this 6th day of November, 1996, by Wallace Computer Services, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and is delivered to the Trustees under the terms of the Trust Agreement dated July 30, 1952, as amended, establishing the Wallace Computer Services, Inc. Profit Sharing and Retirement Fund (hereinafter referred to as the "Plan").

                              W I T N E S S E T H:

     WHEREAS, the Plan permits the Company to amend the Plan subject to the terms and conditions therein specified;

     WHEREAS, the Board of Directors of the Company by action taken as of November 6, 1996, authorized the amendment hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Company adopts the amendments hereinafter set forth:

     1.        Section 2.2 of the Plan shall be amended to read as follows:

               2.2. COMPENSATION. The term "Compensation" means a Participant's total earnings from the Company paid during a Fiscal Year for services rendered, including bonuses, overtime, and commissions, but excluding:
(a) any earnings in excess of $160,000, as adjusted for cost of living under
Section 401(a)(17) or any other applicable provision of the Code; (b) any contributions or benefits under this Plan or under any other pension, profit sharing, insurance, hospitalization, or other plan or policy maintained by the Company for the benefit of such Participant; (c) any extraordinary compensation of a non-recurring nature; and (d) all other benefits accorded to such Participant by the Company that are not paid in cash. In any case where a Participant commences participation in the Plan, or resumes active participation in the Plan after incurring a One Year Break in Service, on any day other than the first day of a Fiscal Year, Compensation for that Fiscal Year shall be that portion of compensation as determined under this Section 2.2 paid during the period of participation in the Plan for that Fiscal Year.

     2.        Section 2.5 of the Plan shall be amended to read as follows:

                    2.5. EARNINGS. The term "Earnings" means a Participant's Compensation plus the amount contributed to a Participant's Tax Deferred Account for any Limitation Year pursuant to a Tax Deferred Election under Section 5.9. The amount of Earnings of any Participant which may be taken into account for any purpose under the Plan for any Limitation Year shall not exceed any limitation amount set forth in
          Section 401(a)(17) or any other applicable provision of the Code, as adjusted from time to time.

     3.        Section 4.1(a) of the Plan shall be amended to read as follows:

               4.1. ELIGIBILITY FOR PARTICIPATION
                    (a) An Employee is eligible to become a Participant in the Plan on the first day of any month subsequent to the satisfaction of the following requirements:
                         (1) With respect to the ability to make Tax Deferred Contributions pursuant to Section 5.9, the Employee has completed the lesser of (i) thirty-one (31) days as a regular, full-time Employee (any individual whose customary employment is (x) more than twenty (20)


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                         hours per week and (y) more than six (6) months in a
                         Plan Year) or (ii) One Year of Service;

                         (2) With respect to the right to be credited with Company Contributions and Forfeitures pursuant to
                         Section 6.4, the Employee has completed One Year of Service;

                         (3) The Employee is not included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Company, and if as a result of such negotiations, the Employee is either covered by another retirement plan to which Company makes contributions or there has been no agreement between such parties for coverage under this Plan;

                         (4) The Employee is not a "leased employee" as that term is used in Section 414(n) of the Code; and

                         (5) in the event a prior Employee is rehired, all prior service with the Company shall be used to satisfy eligibility requirements.

     4.        Section 5.5 of the Plan shall be amended to read as follows:

               5.5. Required Contributions by Participants. Each Participant, upon the satisfaction of the eligibility standards set forth in Section 4.1(a)(2), shall contribute to the Trust Fund an amount which shall not be less than 3% nor more than 5% of the Compensation paid by the Company to the Participant each calendar year. The determination as to the percentage amount shall be made by the Board of Directors of the Company from time to time, provided that such adjustments shall apply to the contributions of all Participants. Tax Deferred Contributions made on behalf of the Participant shall first be credited against the requirements of this section.

     5.        Section 5.7 of the Plan shall be amended to read as follows:

               5.7 PAYMENT OF PARTICIPANT CONTRIBUTIONS. Participants' contributions will be paid to the Trust Fund no later than the fifteenth (15th) business day next following the payroll period for which the contributions were made and will be credited to the Participant's Contributory Accounts (as described in Section 6.1) in accordance with Section 6.5.

     6.        Section 5.10.1 of the Plan shall be amended to read as follows:

               5.10.  LIMITATION OF PARTICIPANT'S TAX DEFERRED CONTRIBUTIONS
                         5.10.1.  DEFINITIONS.  For purposes of this Article V,
the following terms shall have the following meanings:

                         (a) HIGHLY COMPENSATED EMPLOYEE. (i) GENERAL. The term "Highly Compensated Employee" shall have the meaning set forth in Section 414(q) of the Code and the regulations thereunder. Generally, for any Plan Year, an Employee will be considered to be a Highly Compensated Employee if he or she meets either of the following conditions:

                         (A) the Employee was at any time during the Plan Year or the immediately preceding Plan Year the owner of more than five percent of the outstanding stock of the Company or of stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company; or

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                         (B)  the Employee received Earnings from the Company
                              for the immediately preceding Plan Year in excess of $80,000 (as that sum is adjusted annually pursuant to Section 414(q)(1) of the Code).

                              (ii) Special Rules.  The following special rules
                         shall be used in determining whether an Employee is a Highly Compensated Employee:

                         (A) In determining an Employee's ownership of stock of the Company for purposes of clause (A) of subsection (a)(i) above -- (I) the rules of
                              Section 318 of the Code shall be applied, except that subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting "5 percent" for "50 percent"; and (II) the rules of Section 414(b), (c), and (m) of the Code shall not be applied.

                         (B) At the election of the Company, an Employee will not meet the condition of clause (B) of subsection
                              (a)(i) above unless the Employee was also in the "top-paid group of Employees" during the immediately preceding Plan Year. An Employee is in the "top-paid group of Employees" for a Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of all Employees when ranked on the basis of Earnings.

                         (C)  All references to the Company in this Section
                              5.10.1 shall include a reference to all members of a Controlled Group of which the Company is a member.

               (b) Highly Compensated Participant Group. The term "Highly Compensated Participant Group" shall mean that group of Employees eligible to participate in the Plan who are Highly Compensated Employees during the Plan Year.

               (c) Standard Participant Group. The term "Standard Participant Group" shall mean that group of Employees who, during the immediately preceding Plan Year, were both eligible to participate in the Plan and who were not Highly Compensated Employees.

               (d) Actual Deferral Percentage. The "Actual Deferral Percentages" for the Highly Compensated Participant Group and the Standard Participant Group shall be the average of the ratios (calculated separately for each Employee in each group) of the amount of the Company Elective Contributions made on behalf of such Employee in the group for the relevant Plan Year to such Employee's Earnings for such Plan Year.

               (e) Actual Contribution Percentage. The "Actual Contribution Percentages" for the Highly Compensated Participant Group and the Standard Participant Group shall be the average of the ratios (calculated separately for each Employee in each group) of the amount of the voluntary after-tax contributions made by such Employee in the group for the relevant Plan Year to such Employee's Earnings for such Plan Year.

               (f) After December 31, 1998, if the Company elects to satisfy the minimum coverage requirements of Section 410(b) of the Code separately with respect to Employees who have met the minimum age and service requirements of Section 410(a)(1), then the Company may also elect to exclude those Employees from the Highly Compensated Participant Group and the Standard Participant Group for purposes of this Article V.

     7. The first sentence of Section 5.10.2 of the Plan shall be amended to read as follows:

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               5.10.2.  Actual Deferral Percentage Test.  For each Plan Year, the Actual Deferral Percentage of the Highly Compensated Participant Group for such year shall bear a relationship to the Actual Deferral Percentage of the Standard Participant Group for the immediately preceding Plan Year which meets either of the following tests:

     8. The first sentence of Section 5.10.2A of the Plan shall be amended to read as follows:

               5.10.2A. Actual Contribution Percentage Test. For each Plan Year, the Actual Contribution Percentage of the Highly Compensated Participant Group for such year shall bear a relationship to the Actual Contribution Percentage of the Standard Participant Group for the immediately preceding Plan Year which meets any of the following tests:

     9.        Subsection (c) of Section 5.10.3 is replaced with the following:
               Special Rules for Calculating the Actual Deferral and Actual Contribution Percentages.

                    (c) The Company may elect to apply the Actual Deferral Percentage Test and the Actual Contribution Percentage Test using the Actual Deferral and the Actual Contribution Percentages of the Standard Participant Group for the Plan Year, rather than the immediately preceding Plan Year. Such election, if made, may not be revoked except as permitted by the Secretary of Treasury.

     10. Clause (a) of Section 5.10.4 of the Plan shall be amended to read as follows:
               5.10.4.  Adjustment to Actual Deferral Percentage Tests.

                    (a) On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Committee may distribute to each Highly Compensated Participant, beginning with the Participant having the largest share of the Company Elective Contribution for the Plan Year, his portion of the excess contribution (and any income allocable to such portion) until one of the tests set forth in Section 5.10.2 or the combined test in Section 5.10.2A is satisfied.

     11. Clause (a) of Section 5.10.4A of the Plan shall be amended to read as follows:
               5.10.4A.  Adjustment to Actual Contribution Percentage Tests

                    (a) On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Committee may distribute to each Highly Compensated Participant, beginning with the Participant having the largest amount of voluntary after-tax contributions for the Plan Year, a portion of the excess contribution (and any income allocable to such portion) until one of the tests set forth in Section 5.10.2A is satisfied.

     12. Section 6.6.(a)(2) of the Plan shall be amended to read as follows:

                    Twenty-five percent (25%) of the Compensation [for Plan Years commencing after December 31, 1997 the term "Compensation" shall be replaced by "Earnings"] paid to the Participant by the Company in that limitation year.

     13.       Clause (c) of Section 9.1 shall be replaced with the following:

               9.1. Methods and Time of Distribution.
                    (c) Notwithstanding the foregoing, distribution must commence no later than the Participant's required beginning date. The term "required beginning date" means April 1st of the calendar year immediately following the calendar year in which the Participant terminates employment after attaining age 70 1/2 or, in the case of a Participant who is a "five-percent owner" of the Company (as that term is defined in Section 416(i)(1)(B)(i) of the Code), April 1st of the calendar

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                    year immediately following the calendar year in which he or she attains age 70 1/2. Distributions to a Participant shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

     14.       Section 9.7 of the Plan shall be amended to read as follows:

               9.7.  Election to Become a Limited Participant.  A Participant
(1) who terminates on a Termination Date or a Retirement Date, (2) whose combined Accounts total at least $3500, and (3) will receive deferred payment in accordance with Section 9.1(a)(2) or (3), may elect Limited Participation. The election must be made in writing to the Committee within 30 days of such Date. If such election is made:

                    (a) The combined total of all the Participant's Accounts will not be transferred to suspense.

                    (b) The Limited Participation Account will share only in the gains and losses in the Net Value of the Funds as from time to time determined on Calculation Dates, as provided in
                    Article VI.

     15.       Section 13.5 of the Plan shall be amended to read as follows:

               13.5 Investment of Transferred Funds. Any Rollover Contribution or account transferred from another employee benefit plan shall be allocated to either Fund A or Fund B as the Participant may elect, subject to the same limitations and conditions set forth in Section 6.1.(b)(2)(ii) with respect to Voluntary Contributions. Such election shall be made within thirty-one (31) days from the date of receipt by the Trust Fund of any transferred funds, and in the absence of an election, all transferred funds shall be allocated to Fund B.

     16. Except as otherwise provided herein, this Amendment shall become effective as of January 1, 1997, upon the condition that said Amendment will not adversely affect the previous rulings issued by the U.S. Treasury Department with respect to the status of the Wallace Computer Services, Inc. Profit Sharing and Retirement Fund.

     17. All of the terms and conditions of said Plan, as heretofore amended, except as herein specifically modified, shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused those presents to be executed in its name by its proper officers pursuant to the authority granted by its Board of Directors.

                                        WALLACE COMPUTER SERVICES, INC.



                                        BY:  /s/ Robert J. Cronin
                                        -------------------------
                                              Its President


ATTEST:

/s/ Michael T. Laudizio
-----------------------
       Secretary